EXHIBIT 10.17

BOEING

                                            Boeing Commercial Airplane Group
                                            P.O. Box 2707
                                            Seattle, WA 58124-2207

Contact Contract Extension
Letter Agreement, dated June 28, 1993 between Boeing Commercial Airplane Group and Tri-Star Electronics International

June 28, 1993
6-5752-01-215



Mr Jack DeCrane
Tri-Star Electronics International
2201 Rosecrans Ave.
El Segundo  CA.  90245



Subject:      Contact Contract Extension



Dear Jack,

Attached is a revised Letter of Agreement which will extend our current contract for Electrical Contacts through May 31, 1998.

If you are in agreement with the proposed terms, conditions, and pricing, sign the attached agreement and return to me no later than July 13, 1993. Should Tri-Star Electronics International choose not to agree to the revised Letter of Agreement these contact part numbers will be open for competitive bid.

If you have any questions, please contact me.

Sincerely,
MATERIEL DIVISION


/s/ Laura Robnett
Laura Robnett
Org. 6-5752    M/S 39-TT
Phone:  (206) 266-1787

BOEING

                                            Boeing Commercial Airplane Group
                                            P.O. Box 2707
                                            Seattle, WA 58124-2207

June 28, 1993
6-5752-01-215

Subject:      Electrical Contact Procurement Contract
              Letter of Agreement

Gentlemen:

The Boeing Company, the Buyer, will place a number of orders for those part numbers in Attachment "A" for any quantity, any schedule, firm fixed-price contract, referred to herein as the Procurement Package, with Tri-Star Electronics International, the Seller. This letter states the provisions applying to those orders and future orders which reference the procurement package which are referred to herein as Subsequently Placed Orders.

GENERAL

The Seller agrees to accept Subsequently Placed Order for unlimited quantities from Boeing Commercial Airplanes at the same price and under the same terms that apply to the original procurement package for the duration of this agreement.

Such Subsequently Placed Orders must be entered with the Seller lead time away and scheduled for delivery prior to May 31, 1996. In the event that the Seller fails to deliver prior to May 31, 1998 as scheduled, such delinquent shipments will continue to have the pricing and terms of the procurement package until delivery is made. Delivery schedules for Subsequently Placed Orders will be negotiated with the seller at the time of order placement.


In the event additional quantities/part numbers are required, the seller shall be given the first opportunity to supply such parts at the contract price. Should the seller be unable to supply items in quantities and schedule required, the buyer reserves the right to purchase such items from other suppliers.

Supplier shall reserve, at all times, at least five (5) percent of the next 12 months requirements in stock to accommodate shortflow requirements.

DURATION

The duration of this agreement will extend from the signature date of this Letter of Agreement through May 31, 1998.

LETTER # 6-5752-01-215
PAGE 2

BOEING

TERMS AND CONDITIONS

The Boeing Commercial Airplanes Terms and Conditions, form D1 4100 4045, Rev, 5/92, will apply to all orders of the procurement package and all subsequently placed orders referencing this letter (See note A52 below). In the event conflict exists between the Terms and Conditions and this letter, the latter shall govern.

ADDITIONAL PROVISIONS PER PURCHASE ORDER NOTES

The Buyer and Seller have mutually agreed that the following purchase order notes will apply to the procurement package and Subsequently Placed Orders referencing it:

APM50 Invoicing on this purchase contract should be mailed to the Boeing
    Commercial Airplane Group, Attention Accounts Payable, P. 0. Box 34125, Seattle, WA., 98124-1125


A02 This purchase order shall be governed by and deemed to include the provisions of Boeing document D6-55772 entitled "Pay From Receipt - additional terms and conditions regarding invoicing and payment." In the event of conflict between the provisions of Boeing document D6-55772 and any other applicable terms and conditions, the provisions of Boeing document D6-55772 shall control.

A18 Seller agrees not to make any change in materials or design details which would affect the part or any component part thereof with regard to (A) part number identification, (B) physical or functional changeability, and (C) repair and overhaul procedures and processes and material changes which affect these procedures without prior written approval of buyer, and without revising the part numbers and the originals of all drawings or data. (Seller will place the above clause in all its subcontracts for supplier identified purchased equipment whether such equipment is supplied to seller as an end item or as a component parts of an end item.)

A52 This order is subject to agreements per Boeing Letter 6-5752-01-215 between Boeing Commercial Airplane Group Materiel and Tri-Star Electronics International dated June 28, 1993.

B39 Strict adherence to the purchase order delivery schedule is required.
    Immediate written notice of shipment delays must be given by the supplier to the Boeing Buyer.

LETTER # 6-5752-01-215
PAGE 3

BOEING

B83 Any shipment delinquent 5 days past promised ship date will be routed via premium air at seller's expense, provided delay is not Boeing's responsibility.

H54 Notwithstanding the provisions of the changes clause, seller hereby waives any claim it might have against Buyer as a result of the rescheduling of the delivery requirements of this order and relieves and releases Buyer of any cost, charge or liabilities.


H57 Seller agrees that, notwithstanding the provisions of the termination for convenience clause, any unshipped portion of this order may be terminated by Buyer without any cost, charge, or liability to Buyer, provided, Buyer notifies Seller at least 90 days in advance of the shipping date specified in the Purchase Order.

L01 Parts returned to seller for rework due to grief or rejection that appear on the Buyer's shortage report will be shipped premium air at Seller's expense from and to Boeing receiving.

Q09 Seller certifies that material and/or finished parts shall be controlled and tested in accordance with, and will meet, specified order requirements, and that applicable records are on file subject to examination. Seller agrees to furnish certified copies of test and/or control data upon request from buyer.

Q87 "This order is subject to document D1-9000. Boeing reserves the right to conduct surveillance at seller's plant."

S01 Work under this order is subject to Boeing surveillance at Seller's plant.
    Boeing Quality Control representative may elect to conduct inspection either on a random basis or to the extent of 100 percent inspection. Seller will be notified if Boeing inspection is to be conducted on specific shipments. No shipments are to be held for Boeing inspection unless notification is received prior to, or at time of, material being ready for shipment.

S68 Representatives of the buyer and/or Federal Aviation Administration (if non-domestic, equivalent government agency) may inspect and evaluate seller's facilities' system, data, equipment, personnel and all completed articles manufactured for installation on Boeing commercial production airplanes.

LETTER # 6-5752-01-215
PAGE 4

BOEING

ADDITIONAL TERMS
All other Boeing Companies, divisions or groups may purchase to this agreement at the same pricing and terms afforded to the Boeing Commercial Group.

PRICING

The pricing applying to the orders making up the procurement package and all subsequently placed orders referencing this letter are as listed on Attachment
A. This pricing, as listed, will be firm for any quantity for orders placed from the date of the contract and scheduled for delivery prior to May 31, 1998.

ABNORMAL RHODIUM ESCALATION CHARGES

The Following concept for calculating abnormal escalation for rhodium plated electrical contacts will be in effect. The amount of rhodium in each electrical contacts is as follows:


         PART NUMBER                   RHODIUM CONTENT (GRAMS)
         -----------------------------------------------------

         BACC47CN3                          .003151
         BACC47CN3B                         .003151
         BACC47CP2T                         .002620
         BACC47CP2TB                        .002620
         BACC47CP3T                         .003744

The base price for rhodium shall be $50.00 per gram. A +/- 5% band shall not be calculated for price adjustments that fall within this band. The following formula shall be used for price adjustments.

(Monthly weighted average rhodium price - (base rhodium price +/- 5%) X rhodium content (grams) X quantity of electrical contacts delivered in the referenced tine period.

Price adjustments will be in effect for electrical contacts delivered to Boeing from June 28, 1993 through May 31, 1996.

As soon as practical after each quarter delivery date (March 31, June 31, September 30, December 31), Tri-Star will send, to Boeing, an assertion for the rhodium adjustment for that quarter. Documentation provided to Boeing shall include:

LETTER # 6-5752-01-215
PAGE 5

BOEING

        -  Part number
        -  Quantity of parts
        -  Price adjustments for that part number
        -  All invoices for rhodium purchased in the delivery month
        -  Rhodium cost used in the adjustment formula

As soon as the data can be verified, Boeing will issue a non-receivable purchase order for the cost adjustment.

Examples

RHODIUM PRICE INCREASE
Current month weighted average price:  $70.00/gr.
Base price:  $50.00/gr.  +  5%  = $52.50/gr.
P/N deliveries:  BACC47CN3   18,000 for month
Rhodium Content:  .003151 gr.

Adjustment:  ($70.00 - $52.50)  X  .003151 X 18,000
             = $992.57

RHODIUM PRICE NO CHARGE
Current month weighted average price:  $51.00/gr.
Base price:  $50.00/gr.  +  5%  =  $52.50/gr.

Adjustment:  Current price is not above $52.50/gr.
therefore no price adjustment.


RHODIUM PRICE DECREASE
Current month weighted average price:  $40.00/gr.
Base price:  $50.00/gr. - 5% = $47.50/gr.
P/N deliveries:  BACC47CN3  18,000 for month
Rhodium Content: .003151 gr.


Adjustment:  ($40.00 - $47.50)  X  .003151  X  18,000
             = ($425.39)


ACCEPTANCE

This order is Buyer's offer to Seller, and acceptance is strictly limited to its terms. Buyer shall not be bound by and specifically objects to any term or condition whatsoever which is different from or in addition to the provisions of the order. Seller's commencement or performance or acceptance of this order, in any matter shall conclusively evidence agreement to this order unless such term or condition is mutually agreed to by the parties in writing.

                                    BOEING LIMITED


                                   ATTACHMENT -- A

Suppliers: TRI-STAR ELECTRONICS INTERNATIONAL

PERIOD OF PERFORMANCE:  06/01/93    TO    05/31/98
NUMBER OF MONTHS:             60

    -------------------------------------                 ----------------------
            Vendor            Boeing                         Contract
         Part Number        Part Number                     Price Each 1993-1998
    -------------------------------------                 ----------------------

                           M39029-4-113                       $0.1920
                           M39029-56-348                      $0.0960
                           M39029-56-351                      $0.1248
                           M39029-58-363                      $0.0672
                           M39029-5-116                       $0.1056
                           M39029-5-118                       $0.2400
                           M39029-11-145                      $0.0912
                           M39029-1-100                       $0.1440
                           M39029-1-101                       $0.0960
                           M39029-1-102                       $0.1440
                           M39029-30-217                      $0.2400
                           M39029-30-220                      $1.4400
                           M39029-57-354                      $0.0960
                           M39029-57-356                      $0.2400
                           M39029-57-357                      $0.1152
                           M39029-58-362                      $0.0960
                           M39029-63-368                      $0.0960
                           M39029-64-369                      $0.0768
                           M39029-85-456                      $4.8000

                                                                     Page No. 2

                                    BOEING LIMITED

                                   ATTACHMENT -- A

Suppliers: TRI-STAR ELECTRONICS INTERNATIONAL

PERIOD OF PERFORMANCE: 06/01/93       TO       05/31/98
NUMBER OF MONTHS:            60

  ---------------------------------------               ------------------------
        Vendor                 Boeing                      Contract
     Part Number            Part Number                   Price Each (1993-1998)
  ---------------------------------------               ------------------------
TRI-STAR INC.
    118-2020-074                                           $0.1824
    316-1616-634                                           $0.3840
    316-1620-634                                           $0.3840
    318-2020-252                                           $0.4320
                           BACC47CN1S                      $0.0960
                           BACC47CN3                       $0.3072
                           BACC47CN3B                      $0.3648
                           BACC47CP1S                      $0.1152
                           BACC47CP2T                      $0.2880
                           BACC47CP2TB                     $0.3456
                           BACC47CP3T                      $0.4224
                           BACC47DE1                       $0.1248
                           BACC47DE4                       $0.1536
                           BACC47DE5                       $0.1152
                           BACC47DE6                       $0.1152
                           BACC47DE7                       $0.1536
                           BACC47DE8                       $0.1152
                           BACC47DJ2                       $0.3360
                           BACC47DP1                       $0.3360
                           BACC47DP2                       $0.5760
                           BACC47DP3                       $2.4000
                           BACC47DP4                       $2.4000
                           BACC47DP5                       $2.8800
                           BACC47DR1                       $0.4320
                           BACC47DR1B                      $0.4320
                           BACC47DR3                       $2.4000
                           BACC47DR4                       $3.3600
                           BACC47DR5                       $3.8400
                           BACC47EF1                       $0.0864
                           BACC47EF2                       $0.1344
                           BACC47EG1                       $0.2112
                           BACC47EG2                       $0.2112
                           BACC47ER1                       $0.3168
                           M39029-32-248                   $0.2400
                           M39029-4-110                    $0.0672
                           M39029-4-111                    $0.0768

                                                                     Page No. 1

BOEING

CONCLUSION

Concurrence to the various points discussed in this letter of agreement is attested to by the signatures of the Buyer and Seller below.

Tri-Star Electronics                         Boeing Commercial
International                                Airplane Group

/s/ John Schneph        7/8/93               /s/ Laura Robnett   6-28-93
------------------------------               ---------------------------
John Schneph             Date                L. L. Robnett         Date
President                                    Buyer

                                             /s/ Dale Peterson    6-28-93
                                             ---------------------------
                                             D. M. Peterson        Date
                                             Buyer Lead

                                             /s/ Donald W. Torcaso  6/28/93
                                             ---------------------------
                                             D. W. Torcaso         Date
                                             Manager, Electrical Stds.

                           BOEING COMMERCIAL AIRPLANE GROUP
                         PURCHASE ORDER TERMS AND CONDITIONS


1. ACCEPTANCE. This Order is Buyer's offer to Seller, and acceptance is strictly limited to its terms. Buyer shall not be bound by and specifically objects to any term or condition whatsoever which is different from or in addition to the provisions of this Order, whether or not such term or condition will materially alter this Order, Seller's commencement of performance, or acceptance of this Order, in any manner shall conclusively evidence agreement to this Order, as written.

2. DEFINITIONS. Whenever used in this Order, (a) "Customer" means any customer of Buyer, any subsequent owner, operator or user of the Goods, and any other individual, partnership, corporation or person or entity which has or acquires any interest in the Goods from, through or under Buyer; (b) "FAR" means the United States Government Federal Acquisition Regulations;
    (c) "Goods" means all of the goods, services, documents, data, software and other information or items furnished or to be furnished to Buyer under this Order; and (d) "Order" means this purchase order, including the provisions on its face, these Purchase Order Terms and Conditions, and all of the specifications, technical descriptions, statements of work, drawings, designs, documents, and other requirements and provisions attached to, incorporated into or otherwise made a part of this purchase order by Buyer.

3. SHIPMENT/DELIVERY. Shipments or deliveries, as specified in this Order, shall be strictly in accordance with the specified quantities, without shortage or excess; the specified schedules, neither ahead of nor behind schedule; and the other requirements of this Order. Seller shall promptly notify Buyer in writing of any anticipated or actual delay, the reasons therefor, and the actions being taken by Seller to overcome or minimize the delay. If requested by Buyer, Seller shall, at Seller's expense, ship Goods via air or other fast mode of transportation to avoid or minimize the delay to the maximum extent possible.

4. PACKING AND SHIPPING. Seller shall prepare and pack the Goods to prevent damage and deterioration, and shall comply with carrier tariffs. Charges for preparation, packing, crating and cartage are included in the price unless separately specified in the Order. Goods sale F.O.B. place of ship shall be forwarded collect. Seller shall make no declaration concerning value of Goods shipped, except for Goods on which tariff rating is dependent upon released or declared value, in which event Seller, shall release or declare such value at maximum value within the lowest rating.

5. INVOICE AND PAYMENT. Seller shall issue a separate invoice for each delivery and shall not issue any invoice prior to the Order schedule date or actual delivery date, whichever is later. Payment will be made after receipt of Goods and current invoice. Unless freight or other charges are itemized, any discount may be taken on the full amount of invoice. Payment due date, including discount periods, shall be computed from the date of receipt of Goods or correct invoice (whichever is later) to the date Buyer's check is mailed or otherwise tendered. Seller shall promptly relay to Buyer any amounts paid in excess of amounts due Seller.

6. EXAMINATION OF RECORDS. Seller shall maintain complete and accurate records showing the sales volume of all Goods. Such records shall support all services performed, allowances [illegible] and costs incurred by Seller in the performance of the Order, including but not limited to those [illegible]. Such records and other date shall be capable of verification through audit and analysis by Buyer and shall be available to Buyer at Seller's [illegible] for Buyer's examination and audit at all reasonable times from the date of the Order until three (3) years after that payment under the Order. Seller shall provide assistance to interpret such data if required by Buyer. Such examination shall provide Buyer with complete information regarding seller's performance [illegible] once re[illegible]tions with Seller relating to existing or future orders for Goods [illegible] out [illegible] to negotiation of accurate adjustments pursuant to Clause 11, "CHANGES," and Clause 12, "TERMINATION FOR CONVENIENCE." Buyer shall treat such information as confidential.

7. INSPECTION. Buyer's acceptance of Goods shall be subject to Buyer's final inspection within a reasonable time after receipt at destination, notwithstanding any payment or prior test or inspection in addition. Buyer and the Federal Aviation Administration [illegible] government agency) may inspect and evaluate Seller's ([illegible], including but not limited to facilities, systems, equipment, testing, data, personnel and all work-in-progress and completed goods manufactured for installation on Buyer's [illegible]. No inspection, test or other approval or acceptance, and no delay or failure inspect, test or give prior approval or acceptance, or failure to discover any defect or other noncompliance, shall relieve Seller of any of its obligations nor impair any rights or remedies of Buyer or Customers.

8. REJECTION. Buyer [illegible] reject or revoke acceptance [illegible] "rejection" [illegible] of any or all Goods, including any tender thereof, which are not strictly in conformance with all of the requirements of this Order, and shall notify seller of such rejection by notice, rejection tag or other communication. At Seller's risk and expense, all such goods will be returned to Seller for immediate Seller repair, replacement or other correction and recovery to Buyer, provided, however, that with respect to any or all such Goods, at Buyer's election and at Seller's risk and expense. Buyer may: (a) hold, retain or return such Goods, without permitting any repair, replacement or other correction by Seller; (b) hold or retain such Goods for repair by Seller or, at Buyer's election, for repair by Buyer with such assistance from Seller as Buyer may require; (c) hold such Goods until Seller has delivered conforming replacements for such Goods; (d) hold such Goods until conforming replacements are obtained from a third party; or (e) return such Goods with instructions to Seller as to whether the Goods shall be repaired or replaced and as to the manner of redelivery. All repair, replacement and other correction and redelivery shall be completed within such time as Buyer may require. All costs and expenses and loss of value incurred as a result of or in connection with noncomformance and repair, replacement or other correction may be recovered from seller by equitable price reduction, setoff or credit against any amounts which may be owed to Seller under this Order or otherwise.

9. WARRANTIES. Seller warrants to Buyer and Customers that Goods shall: (a) conform in all respects to all of the requirements of this Order; (b) be free from all defects in materials and workmanship; and (c) to the extent not manufactured pursuant to detailed designs furnished by Buyer, be free from all defects in design and be fit for the intended purposes.

10. INDEMNITY/INFRINGEMENT. Seller shall indemnify, defend, and save Buyer and Customers harmless from all claims, suits, actions, awards (including but not limited to awards based on intentional infringement of patents known to Seller at the time of such infringement and those exceeding actual damages and/or including attorneys' fees), liabilities, damages, costs and attorneys' fees related to the actual or alleged infringement of any United States or foreign intellectual property right (including but not limited to any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents) and arising out of the manufacture, sale or use of Goods by Buyer or Customers. Buyer and/or Customers shall a duly notify Seller of any such claim, suit or action on behalf of Buyer and/or Customers. Seller shall have no obligation under this clause with regard to any infringement arising from: (a) Seller's compliance with formal specifications issued by Buyer where infringement could not be avoided in complying with such specifications or (b) use or sale of Goods in combination with other items when such infringement would not have occurred from the use or sale of those Goods solely for the purpose for which they were designed or sold by Seller. For purposes of this Clause 10 only, the term Customer shall not include the U.S. Government and the term Buyer shall include The Boeing Company (Boeing) and all Boeing subsidiaries and all officers, agents, and employees of Boeing or any Boeing subsidiary.

11. CHANGES. Buyer's Material Representative may from time to time direct changes in writing within the general scope of this Order in any one or more of the following: (a) technical requirements and descriptions, specifications, statements of work, drawings or designs: (b) shipment or packing methods; (c) place of delivery, inspection or acceptance; (d) reasonable adjustments in quantities or delivery specifics or [illegible] other amount at Buyer furnished property. Seller shall comply [illegible] with such direction and avoid unnecessary costs related thereto, if any such change causes an increase or decrease in the cost or the time required for [illegible] of this Order, an equitable adjustment in the [illegible] and schedules of this Order shall be made to reflect such increase or decrease, and this Order shall be modified in writing accordingly. Unless otherwise agreed in writing, any Seller [illegible] adjustment must be delivered to Buyer in writing within thirty (30) days after Seller's receipt of such [illegible]. Seller shall make available for Buyer's examination relevant books and records to verify Seller's claim for adjustment. Failure of Buyer and Seller to agree upon any adjustments shall not excuse Seller from [illegible]in accordance with such direction. If Seller considers the conduct of any of Buyer's employees to have constituted a change hereunder, Seller shall notify Buyer immediately in writing as to the nature of such conduct and its effect upon Seller's conformance. [illegible]direction from Buyer's
    Material Representative, Seller shall take no action to implement [illegible] such change.

12. TERMINATION FOR CONVENIENCE. Buyer may terminate this Order in writing or from time to time in [illegible], effective as of the date specified by Buyer, in accordance with the provisions of FAR 52.259-2 (APR 1984, without Alternates [illegible] provisions are incorporated herein by reference.
    In FAR 52.259-2, "Government and Contracting

    Officer" shall mean Buyer: "Contractor" shall mean Seller and "this Contract" and "the Contract" shall mean this Order. All references to one (1)-year in [illegible] clause are changed to the six (6) months, and all references in [illegible] clause are deleted.

13. CANCELLATION FOR DEFAULT. Buyer may cancel this Order in [illegible] [illegible] to time in part, effective as of the date specified by Buyer in accordance with provisions at FAR 52.249-8 (APR 1984: without Alternates), which provisions are incorporated herein by treference, in the event of any Seller default or in the event of Seller's suspension of business, insolvency, reorganization or arrangement or liquidation proceedings, assignment for the benefit of creditors or seller's trusteee in bankruptcy or Seller as debtor in possession not assuming this Order pursuant to a Federal Bankruptcy Court's approval within sixty (60) days after the bankruptcy petition was filed, or appointment of a receiver for Seller's property. In FAR 52.249-8, "Government" and "Contracting Officer," shall mean Buyer except in paragraph (c). "Contractor" shall mean Seller. "this Contract" and "the Contract" shall mean this Order, and all references to a "disputes" clause are deleted. If Buyer and Seller fail to agree on the amount to be paid for manufacturing materials referred to in paragraph (e) of FAR 52.249-8, the amount shall be the reasonable value thereof but shall not exceed that portion of the price of this Order which is reasonably allocable to such materials.

14. RESPONSIBILITY FOR PERFORMANCE. Buyer's issuance of this Order is based in part on Buyer's reliance on Seller's ability, expertise and awareness of the intended use of Goods, and Seller's continuing compliance with all applicable laws and regulations during the performance of this Order. Further, Seller shall not, by contract, operation of law, or otherwise, assign any of its rights or interest in this Order (including but not limited to any right to monies due or to become due), delegate any of its duties or obligations under this Order, or subcontract all or substantially all of its performance of this Order to one or more third parties, without Buyer's prior written consent. No assignment, delegation or subcontracting by Seller with or without Buyer's consent shall relieve Seller of any of its obligations under this Order. Buyer may unilaterally assign any rights or title to property under this Order to any wholly owned subsidiary of The Boeing Company. Seller shall have a continuing obligation to promptly notify Buyer of any violation of or deviation from Seller's approved inspection/quality control system and to advise Buyer of the quantity and specific identity of any Goods delivered to Buyer during the period of any such violation or deviation.

15. PUBLICITY. Seller shall not, and shall not require that its subcontractors and suppliers (of any [illegible] shall not cause or permit to be released any publicity, advertisement, news release, public announcement or denial or confirmation of same, in whatever form, regarding any aspect of this Order or the Goods or program to which they pertain without Buyer's prior written approval.

16. COMPLIANCE WITH LAWS. Seller shall be responsible for complying with all laws, including, but not limited to, any statute rule, regulation, judgment decree, order or permit [illegible] to its performance under this Order. Seller further agrees (1) to notify Buyer of any obligation under this Order which is prohibited under any applicable environmental law, at the earliest [illegible] but in all events sufficiently in advance of Seller's performance of such obligation so as to enable the identification of alternative methods of performance, and (2) to notify Buyer at the earliest possible opportunity of any aspect of its performance which becomes subject to additional environmental regulation or which Seller reasonably believes will become subject to additional environmental regulation during performance of this Order.

17. RESPONSIBILITY FOR PROPERTY. Unless otherwise specified, upon delivery to Seller or manufacture or acquisition by Seller of any materials, parts, tooling, data or other [illegible] title to which is in Buyer, Seller assumes the risk of and shall be responsible for any loss thereof or damage thereto. In accordance with the provisions of this Order, but in any event, [illegible] Seller shall return such [illegible] Buyer in the condition in which it was received except for reasonable wear and tear [illegible] except for such Property as has been reasonably consumed in the performance of this Order.

18. CONFIDENTIAL, PROPRIETARY, AND/OR TRADE SECRET INFORMATION AND ITEMS. Buyer and Seller shall each [illegible] and protect form disclosure all
    (a)commercial, proprietary, and/or trade secret information; (b) tangible items containing [illegible]. Buyer and Seller shall each use Proprietary Materials of the other only in the performance of and for the purpose of this Order. Provided however, that despite any other obligations or restrictions imposed by this Clause 18, buyer shall, whenever [illegible]. Upon

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    Buyer's request at any time, and in any event upon the completion, termination or cancellation of this Order, Seller shall return all of Buyer's Proprietary Materials, and all materials derived from Buyer's Proprietary Materials, to Buyer unless specifically directed otherwise in writing by Buyer. Seller shall not, without the prior written authorization of Buyer, sell or otherwise dispose of (as scrap or otherwise) any materials containing, conveying, [illegible] or made in accordance with or by reference to any Proprietary Materials of Buyer. Prior to disposing of such materials as scrap, Seller shall render the materials unusable. Buyer shall have the right to audit Seller's compliance with this Clause 18. Seller may disclose Proprietary Materials of Buyer to its subcontractors as required for the performance of this Order, provided that each such subcontractor first assumes, by written agreement, the same obligations imposed on Seller under this Clause 18 relating to such Proprietary Materials; and Seller shall be liable to Buyer for any breach of such obligation by such subcontractor. The provisions of this Clause 18 shall survive the performance, completion, termination or cancellation of this Order. This Clause 18 supersedes and replaces any and all prior agreements or understandings over confidential, proprietary, and/or trade secret information, or tangible items containing, conveying or embodying such information, related to any Goods, regardless of whether disclosed to the receiving party before or after the effective date of these Purchase Order Terms and Conditions.

19. INTEGRITY IN PROCUREMENT: Buyer's policy is to maintain high standards of integrity in procurement. Buyer's employees must ensure that no favorable treatment compromises their impartiality in the procurement process. Accordingly, Buyer's employees must strictly refrain from soliciting or accepting any payment, gift, favor, or thing of value which could improperly influence their judgment which respect to either issuing a purchase order or administering this Order. Consistent with this policy, Seller agrees not to provide or offer any employee of Buyer any payment, gift, favor or thing of value for the purpose of improperly obtaining or rewarding favorable treatment in connection with any purchase order of this Order. Seller shall conduct its own procurement practices, and shall ensure that its suppliers conduct their procurement practices, consistent with these standards. If Seller has reasonable grounds to believe that this policy may have been violated, Seller shall immediately report such possible violation to the appropriate Director of Material or Division Chief Counsel of Buyer.

20. NONWAIVER AND PARTIAL INVALIDITY. Any and all failure, delay or forbearance of Buyer in insisting upon or enforcing at any time any of the provisions of this Order, or in exercising any rights or remedies under this Order, shall not construed as a waiver or relinquishment of any such provisions, rights or remedies in these or any other instances: rather, the same shall be and remain in full force and effect. Further, if any provision of this Order is or becomes void or unenforceable by law, the remainder shall be valid an enforceable.

21. GOVERNMENT REQUIREMENTS. Within Seller's invoice or other them satisfactory to Buyer, Seller shall certify that Goods covered by this Order were procured in compliance with Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and the regulations and orders of the U.S. Department of Labor issued thereunder. Paragraph (b) of the Equal Opportunity clause set forth in FAR [illegible]. FAR [illegible]. Affirmative Action for Handicapped Workers are incorporated herein by reference, except that "Contractor" shall mean Seller in such FAR clauses. The appearance of a U.S. Government agency prime contract number on the face of this Order incorporates into this Order, without further notice or action. Boeing Form 01 4100 4050, entitled "Additional Terms and Conditions - Government Contracts."

22. GOVERNING LAW. This Order and the performance thereof shall be governed by the law of the State of Washington, U.S.A., exclusive of the choice of law rules thereof.

23. ENTIRE AGREEMENT. This Order sets forth the entire agreement, and supersedes any and all other agreements, understandings and communications between Buyer and Seller related to the subject matter of this Order. No amendment or modification of this Order shall be binding upon Buyer unless set forth in a written instrument signed by Buyer's Material Representative. The rights and remedies afforded to Buyer or Customers pursuant to any provision of this Order are in addition to any other rights and remedies afforded by any other provisions of this Order, by law or otherwise.